UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

(Amendment No. )

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 28, 2026

ONFOLIO HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41466	37-1978697
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1007 North Orange Street, 4th Floor, Wilmington, Delaware	19801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (682) 990-6920

_______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ONFO	Nasdaq Capital Market
Warrants To Purchase Common Stock	ONFOW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On July 28, 2026, Onfolio Holdings Inc. (the “Company”) issued a press release providing a corporate update on the strategic alternatives it is actively pursuing to drive long-term shareholder value. As described in the press release, the Company is pursuing a range of initiatives, including asset acquisitions of profitable, cash-generative online businesses, potential transformational acquisitions that management believes could meaningfully accelerate the Company’s trajectory, and the divestiture of underperforming assets in order to concentrate resources on its highest-performing businesses. The Company remains committed to enhancing value for its shareholders while preserving its public listing on the Nasdaq Stock Market. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In connection with its ongoing commitment to maintaining its Nasdaq listing, the Company is actively developing and pursuing a comprehensive set of solutions intended to address the continued listing deficiencies previously identified by Nasdaq, including the minimum bid price requirement and the stockholders' equity requirement, and to position the Company to regain and sustain compliance with the applicable Nasdaq continued listing standards. The Company's plan encompasses a number of complementary measures that management is evaluating and implementing. These measures include growing the Company's revenue, operating income, and stockholders' equity through the M&A, strengthening the Company's balance sheet through the equitization of its current liabilities, including amounts owed to its primary noteholder, implementing targeted reductions in operating expenses designed to improve the Company's cash flow profile and path to profitability, the equitization of certain outstanding preferred equity, the effectuation of a reverse stock split of the Company's outstanding common stock within the range previously approved by the Company's stockholders at the special meeting of stockholders held on April 6, 2026, and the continued pursuit of additional capital formation and strategic transactions. Management believes that the combination of these measures, taken together, provides the Company with multiple paths toward restoring compliance with the applicable Nasdaq continued listing standards while continuing to build long-term value for its stockholders. The Company believes that, taken together, these measures will enable it to regain and maintain compliance with the applicable Nasdaq continued listing standards, subject in all cases to approval by Nasdaq.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release Dated July 28, 2026
104	Cover Page Interactive Data File (formatted as Inline XBRL)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONFOLIO HOLDINGS INC.

Date: July 28, 2026	By:	/s/ Dominic Wells
Dominic Wells,
Chief Executive Officer

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